Exhibit 99.1

This Statement on Form 4 is filed jointly by Peridot Acquisition Sponsor, LLC,
CEC Aventurine Holdings, LLC, Carnelian Energy Capital III, L.P., Carnelian
Energy Capital GP III, L.P. and Carnelian Energy Capital Holdings, LLC. The
principal business address of each of these reporting persons is 2229 San Felipe
Street, Suite 1450, Houston, Texas 77019.

Name of Designated Filer: Peridot Acquisition Sponsor, LLC

Date of Event Requiring Statement: August 10, 2021

Issuer Name and Ticker or Trading Symbol: Peridot Acquisition Corp. (NYSE: PDAC)

      PERIDOT ACQUISITION SPONSOR, LLC

      By: /s/ Jeffrey Gilbert
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      Name: Jeffrey Gilbert
      Title: General Counsel and Corporate Secretary

      CEC AVENTURINE HOLDINGS, LLC

      By: Carnelian Energy Capital III, L.P.
      By: Carnelian Energy Capital GP III, L.P.
      Its: General Partner
      By: Carnelian Energy Capital Holdings, LLC
      Its: General Partner

      By: /s/ Tomas Ackerman
          ------------------------------------------
      Name: Tomas Ackerman
      Title: Manager

      CARNELIAN ENERGY CAPITAL III, L.P.

      By: Carnelian Energy Capital GP III, L.P.
      Its: General Partner
      By: Carnelian Energy Capital Holdings, LLC
      Its: General Partner

      By: /s/ Tomas Ackerman
          ------------------------------------------
      Name: Tomas Ackerman
      Title: Manager

      CARNELIAN ENERGY CAPITAL GP III, L.P.

      By: Carnelian Energy Capital Holdings, LLC
      Its: General Partner

      By: /s/ Tomas Ackerman
          ------------------------------------------
      Name: Tomas Ackerman
      Title: Manager

      CARNELIAN ENERGY CAPITAL HOLDINGS, LLC

      By: /s/ Tomas Ackerman
          ------------------------------------------
      Name: Tomas Ackerman
      Title: Managing Member

      By: /s/ Daniel Goodman
          ------------------------------------------
      Name: Daniel Goodman
      Title: Managing Member